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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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     Date of Report (Date of earliest event reported): SEPTEMBER 2, 1997
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                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                      0-23668                    04-2987600
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(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)             Identification No.)
incorporation)


32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS           01923
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (508) 777-4247
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ITEM 5.   OTHER EVENTS.
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     On September 2, 1997, the Registrant publicly disseminated a press release announcing that it had received net proceeds of approximately $10.2 million through the exercise of its publicly traded Redeemable Common Stock Purchase Warrants. The proceeds were generated by the election of the holders of approximately 92.5% of the Warrants to exercise the Warrants, rather than have the Registrant redeem the Warrants for $0.20 per Warrant. Approximately 1,334,000 shares of the Registrant's common stock were issued upon exercise of the Warrants. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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(c) Exhibit.

    99.1     The Registrant's Press Release dated September 2, 1997.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   IBIS TECHNOLOGY CORPORATION
                                   ---------------------------
                                   (Registrant)



                                      /s/ Timothy Burns
Date: September 2, 1997               -----------------------
                                      Timothy Burns
                                      Chief Financial Officer





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                                  EXHIBIT INDEX
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Exhibit                                                Sequential
Number              Description                        Page Number
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99.1                The Registrant's Press Release          5
                    dated September 2, 1997














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